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                                                             EXHIBIT (h)(14)(c)

                              AMENDMENT NO. 2 TO
                            PARTICIPATION AGREEMENT

   American General Life Insurance Company, PIMCO Variable Insurance Trust, and Allianz Global Investors Distributors LLC, hereby amend the Participation Agreement dated as of October 2, 2000 as follows:

     Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

   IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Amendment No. 2 be effective as of the 1st day of October, 2007.

AMERICAN GENERAL LIFE INSURANCE COMPANY

                                        ATTEST:

By:
       -------------------------------  By:    -------------------------------
Name:
       -------------------------------  Name:  -------------------------------
Title:
       -------------------------------  Title: -------------------------------

                                        (Corporate Seal)

PIMCO VARIABLE INSURANCE TRUST

By:
       -------------------------------
Name:
       -------------------------------
Title:
       -------------------------------

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

By:
       -------------------------------
Name:
       -------------------------------
Title:
       -------------------------------


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                                  SCHEDULE A
                            (as of October 1, 2007)

PIMCO Variable Insurance Trust Portfolios:

   CommodityRealReturn Strategy Portfolio - Administrative Class Shares

   Short-Term Portfolio - Administrative Class Shares

   Real Return Portfolio - Administrative Class Shares

   Total Return Portfolio - Administrative Class Shares

   Global Bond Portfolio (Unhedged) - Administrative Class Shares

Segregated Asset Accounts:

   American General Life Insurance Company Separate Account D (Est. Nov. 19,
1973)

   American General Life Insurance Company Separate Account VL-R (Est. May 6,
1997)

   American General Life Insurance Company Separate Account VL-U LIS (Est. Oct. 19, 1998)

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